                                                                   EXHIBIT 10.77


                             SECURED PROMISSORY NOTE

$500,000.00                                                       August 6, 2002


      FOR VALUE RECEIVED, VIRAGEN, INC., a Delaware corporation, (the "Maker"), promises to pay to the order of ISOSCLES FUND LIMITED, a Bahamian corporation (the "Payee"), 90 days from the date hereof (November 4, 2002) the principal sum of Five Hundred Thousand Dollars ($500,000.00) in lawful money of the United States, in hand or at the principal office of the Payee as may from time to time be designated by the Payee.

      This Note shall bear interest on the unpaid principal balance from the date hereof at a rate of eight percent (8%) per annum, and with the entire principal balance and all accrued interest being due and payable at the maturity date. All payments on account of the indebtedness evidenced by this Note shall be applied first to interest accrued on the unpaid principal balance and the remaining to principal.

      In the event of (i) nonpayment of any amount due pursuant to this Note or
(ii) the Maker's assignment for the benefit of creditors, insolvency of any kind, application for, or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the Federal Bankruptcy Code or amendments thereto or any other federal or state stature affording relief to debtors of, by or against the Maker then, and in any of such events, the indebtedness evidenced by this Note shall be deemed to be in default and shall immediately become due and payable without any further notice of any kind and without being subject to any set off or counterclaim with respect thereto. In the event of any such default, then in lieu of the rate of interest set forth above, and after such default, this Note shall bear interest computed from the date of such default at one and one-half percent (1-1/2 %) per month, but in any event not in excess of the legally prescribed rate for instruments of this kind.

      This Note is secured by 2,500,000 shares of Common Stock of the Maker which have been placed in escrow with Adorno & Yoss, P.A. In the event of any default in the performance of any obligation under this Note, and in addition to the rights and remedies contained in the preceding paragraph, Payee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code, other applicable statutes and related laws of the State of Florida. Such rights and remedies shall include the right to sell or otherwise dispose of such collateral or the interests represented thereby. In the event of any dispute relevant to the issue of default, Adorno & Yoss may deposit the pledged shares of Maker in court by way of interpleader. Upon any such default, Maker shall immediately file a registration statement or include such shares in any current pending shelf registration statement to permit resale of such shares pursuant to the Securities Act of 1933. In addition, the Isosceles Fund Ltd. shall receive 53,868 Common Stock Purchase Warrants exercisable at $0.5337 per share for a period of three (3) years from the date of the Agreement.

      Maker shall be liable for all expenses including, but not limited to, reasonable attorneys' fees, incurred by Payee In connection with enforcement of any rights of Payee hereunder. No failure to exercise any right hereunder shall operate as a waiver of any right hereunder, and no waiver, consent or agreement in any instance shall adversely affect the rights of Payee in any other instance.

      Any provision hereof which may prove unenforceable under any law shall not affect the validity of any other provision hereof.

      Maker hereby waives presentment for payment, protest and notice of protest and, except as otherwise specified herein, all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note.

                                              VIRAGEN, INC.


                                              By: /s/ Dennis W. Healey
                                                  ------------------------
                                              Name: Dennis W. Healey
                                                    ----------------------
                                              Its: Executive VP/CFO
                                                   -----------------------